Exhibit 10.21

ASSIGNMENT AND ASSUMPTION

OF LEASES AND SECURITY DEPOSITS

HERITAGE SQUARE – CONYERS, GEORGIA

THIS ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS (“Assignment”) is entered into as of the 15th day of December, 2014, by and between KRG CONYERS HERITAGE, LLC, a Delaware limited liability company (“Assignor”), and IREIT CONYERS HERITAGE, L.L.C., a Delaware limited liability company (“Assignee”). Reference is hereby made to that certain Purchase and Sale Agreement, dated September 16, 2014, by and among Assignor, certain affiliates of Assignor, and Inland Real Estate Income Trust, Inc., a Maryland corporation, as predecessor-in-interest to Assignee (the “Agreement”). Capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Agreement.

1. Property. The “Property” means the real property located in Conyers, Georgia, commonly known as Heritage Square, and more particularly described in Exhibit A attached hereto and incorporated herein.

2. Leases. The “Leases” means those leases, tenancies, rental agreements and occupancy agreements affecting the Property for the tenants identified in the rent roll attached to this Assignment as Exhibit B.

3. Security Deposits. “Security Deposits” means those certain refundable security deposits held by or for Assignor on account of tenants under the Leases as such deposits and with respect to which Assignee received a credit at the closing of the transaction with respect to which this Assignment has been executed and delivered.

4. Assignment. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, transfers and assigns to Assignee the entire right, title and interest of Assignor in and to the Leases and the Security Deposits, and all of Assignor's right, title and interest in and to all of the Actions (as such term is defined in the Agreement) listed on Exhibit E of the Agreement relating to the Property (subject to any modifications of or supplements to Exhibit E of the Agreement based upon any disclosures provided to Assignee by Assignor since the date of the Agreement), but reserving unto Assignor all uncollected rent attributable to the period prior to the date hereof pursuant to Section 3.4(b)(viii) of the Agreement.

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5. Assumption. Assignee hereby assumes the covenants, agreements and obligations of Assignor as landlord or lessor under the Leases as of the date of this Assignment, and assumes the obligations under the Actions listed on Exhibit E to the Agreement relating to the Property (subject to any modifications of or supplements to Exhibit E of the Agreement based upon any disclosures provided to Assignee by Assignor since the date of the Agreement). Assignee further assumes all liability of Assignor for the proper refund or return of the Security Deposits if, when and as required by the Leases.

6. Attorneys’ Fees. If any action, suit, arbitration or other proceeding is instituted by any party to this Assignment for the purpose of interpreting any of the terms hereof or to prevent or remedy a default hereunder by any other party, the prevailing party shall be reimbursed by the non-prevailing party for all of such prevailing party’s reasonable attorneys’ fees incurred in each and every such action, suit, arbitration or other proceeding, including any and all appeals or petitions therefrom. As used in this paragraph, attorneys’ fees shall be deemed to mean the reasonable, actual costs of any legal services actually performed in connection with the matters involved, calculated on the basis of the usual fee charged by the attorney and any paralegals and legal staff performing such service.

7. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

8. Limited Liability. By accepting this Assignment, but subject to Section 8(e) of the Agreement, Assignee agrees that it will look only to the proceeds of the Property for the performance or liability for nonperformance of any and all obligations of Assignor hereunder, it being expressly understood and agreed that no constituent member, manager or partner in or agent of Assignor, nor any advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, representative or agent of any corporation or trust that is or becomes a constituent member in Assignor shall have any personal liability, directly or indirectly, under or in connection with this Assignment, or any amendment or amendments hereto made at any time or times, heretofore or hereafter, and Assignee and its successors and assigns and, without limitation, all other persons and entities, shall look solely to the proceeds of the Property for the payment of any claim or for any performance, and Assignee, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. This Section 8 is subject to, and not in limitation of, the limitations on liability provided in Section 8(e) of the Agreement.

9. Counterparts. This Assignment may be signed in any number of counterparts each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment the day and year first above written.

ASSIGNOR:
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KRG CONYERS HERITAGE, LLC, a Delaware limited liability company

	By:		/s/ Daniel R. Sink
Daniel R. Sink, Executive Vice President and Chief Financial Officer

ASSIGNEE:

IREIT CONYERS HERITAGE, L.L.C., a Delaware limited liability company

	By:	Inland Real Estate Income Trust, Inc., a Maryland corporation, its sole member

		By:	/s/ David Z. Lichterman

		Name:	David Z. Lichterman

		Title:	Vice President

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Exhibit A

Legal Description

Tract 1:

All that tract or parcel of land lying and being in Land Lot 243 of the 10th District, City of Conyers, Rockdale County, Georgia, and being more particularly described as follows:

Commencing at a concrete monument found at the northeasterly corner of the mitered right-of-way intersection of the existing westerly right-of-way of Georgia Highway 138/20 (also known as McDonough Highway, having a variable width right-of-way) and the existing northern right-of-way of Georgia Highway 138 (also known as Stockbridge Highway, having a variable width right-of-way); thence North 02 degrees 20 minutes 31 seconds West a distance of 175.85 feet to a 5/8" rebar set, said 5/8" rebar set being the TRUE POINT OF BEGINNING. Thence leaving said right-of-way South 89 degrees 59 minutes 30 seconds West a distance of 158.48 feet to a PK nail set; thence North 57 degrees 33 minutes 59 seconds West a distance of 184.16 feet to a 3/4" open top pipe found; thence North 00 degrees 07 minutes 59 seconds East a distance of 184.72 feet to a 5/8" rebar set; thence North 89 degrees 07 minutes 49 seconds East a distance 313.68 feet to a PK nail set on the westerly right-of-way of Georgia Highway 138/20 (also known as McDonough Highway); thence along said right-of-way the following courses and distances: South 00 degrees 51 minutes 55 seconds West a distance of 130.92 feet to a concrete monument found; South 00 degrees 00 minutes 46 seconds East a distance of 113.08 feet to a 5/8" rebar set; South 02 degrees 19 minutes 29 seconds East a distance of 44.28 feet to a 5/8" rebar set, said 5/8" rebar set being the TRUE POINT OF BEGINNING.

Tract 2:

All that tract or parcel of land lying and being in Land Lot 243 of the 10th District, City of Conyers, Rockdale County, Georgia, and being more particularly described as follows:

Beginning at a concrete monument found at the northeasterly corner of the mitered right-of-way intersection of the existing westerly right-of-way of Georgia Highway 138/20 (also known as McDonough Highway, having a variable width right-of-way) and the existing northern right-of way of Georgia Highway 138 (also known as Stockbridge Highway, having a variable width right-of-way); thence along said proposed right-of-way of Georgia Highway 138 the following courses and distances: South 87 degrees 07 minutes 38 seconds West a distance of 18.33 feet to a 5/8" rebar set; South 45 degrees 05 minutes 31 seconds West a distance of 51.83 feet to a 5/8" rebar set; North 90 degrees 00 minutes 00 seconds West a distance of 182.79 feet to a 5/8" rebar set; North 87 degrees 43 minutes 13 seconds West a distance of 36.31 feet to a PK nail set; North 90 degrees 00 minutes 00 seconds West a distance of 90.93 feet to a 5/8" rebar set; thence leaving said right-of-way North 00 degrees 11 minutes 25 seconds West a distance of 311.01 feet to a 5/8" rebar set; thence South 89 degrees 22 minutes 15 seconds East a distance of 44.95 feet to a 3/4" open top pipe found; thence South 57 degrees 33 minutes 59 seconds East a distance of 184.16 feet to a PK nail set; thence North 89 degrees 59 minutes 30 seconds East a distance of 158.48 feet to a 5/8" rebar set on the western right-of-way of Georgia Highway 138/20 (also known as McDonough Highway); thence along said right-of-way South 02 degrees 20 minutes 31 seconds East a distance of 175.85 feet to a concrete monument found on the existing right-of way of Georgia Highway 138/20, said concrete monument found being the TRUE POINT OF BEGINNING.